UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 19, 2014

Gepco, Ltd.

(Name of small business issuer specified in its charter)

Nevada	000-53559	80-0214025
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)

9025 Carlton Hills Blvd Ste. B

Santee, CA 92071

(Address of principal executive offices)

909-708-4303

(Registrant’s telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c )

ITEM 8.01 - OTHER EVENTS

On September 19, 2014, Gepco, Ltd. (the "Company") was served via email and via overnight service with a complaint  ("Complaint") in the matter entitled: "Securities and Exchange Commission, Plaintiff vs. Jason Cope, Izak Zirk de Maison, Louis Mastromatteo, Angelique de Maison, Trish Malone, Kieran T. Kuhn, Peter Voutsas, Ronald Loshin, Gepco, Ltd., Sunatco Ltd., Suprafin Ltd., Worldbridge Partners, Traverse International, Small Cap Resource Corp., Defendants", 14 Civ. 7575, in the United States District Court for the Southern District of New York.  The Complaint alleges violations by the Company of, among other things, Sections 5(a) and (c) and 17(a)(1) and (3) of the Securities Act of 1933 and Section 10(b) of the Securities Exchange Act of 1934 and Rules 10b-5(a) and (c) thereunder, allegedly arising out of certain financing transactions with regard to the Company.  The Company was also served with an Order to Show Cause which requests injunctive relief from the Court enjoining the Company from engaging in practices in violation of, among other things, these provisions pending a final Order or Orders from the Court.  There is a hearing set for the Order to Show Cause on Wednesday, September 24, 2014, at 10:30 a.m. in the United States District Court for the Southern District of New York, in New York, NY.

The Company is in the process of reviewing the allegations in the Complaint and attempting to retain litigation counsel to represent it in this matter. The Company's Chief Executive Officer and Director, Peter Voutsas, and its President and Chief Financial Officer and Director, Trish Malone are also named as defendants in the Complaint and are subjects of the Order to Show Cause.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gepco Ltd.

Dated: September 22, 2014	By:	/s/ Trisha Malone
Chief Financial Officer